Denver, Colorado - August 3, 2005
Apartment Investment and Management Company
Announces Second Quarter 2005 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced second quarter 2005 results including:

■	Net income was $27.6 million, compared with $14.0 million in the second quarter 2004. The $13.6 million increase in net income is primarily a result of a $16.6 million increase in gain on dispositions of real estate related to consolidated entities (adjusted for taxes and minority interests), partially offset by a $2.0 million decrease in operating income. Earnings per share (EPS) was $0.06 on a diluted basis, compared with a loss of ($0.08) in the second quarter 2004, based on net income (loss) attributable to common shareholders.

■	Funds from operations (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO (diluted) before impairment and preferred redemption charges was $63.3 million, or $0.67 per share, within Aimco guidance and up $0.02 per share compared with the second quarter 2004. FFO results as calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) were $62.8 million, or $0.67 per share, compared with $59.7 million, or $0.63 per share, in the second quarter 2004. Under the NAREIT definition, second quarter 2005 FFO deducts $0.5 million related to impairment losses from real estate assets sold or held for sale (adjusted for minority interest in Aimco Operating Partnership).

■	Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $39.9 million, or $0.42 per share, compared with $44.5 million, or $0.48 per share, in the second quarter 2004. AFFO includes deductions of $0.25 and $0.17 per share for capital replacement expenditures in the second quarter 2005 and second quarter 2004, respectively. AFFO per share was within Aimco guidance.
Diluted Per Share Results

	SECOND QUARTER		YEAR-TO-DATE
	2005	2004	2005	2004
Earnings (loss) - EPS	$0.06	$(0.08)	$(0.16)	$(0.15)
Funds from operations - FFO	$0.67	$0.63	$1.30	$1.30
FFO before impairment and preferred redemption charges	$0.67	$0.65	$1.34	$1.32
Adjusted funds from operations - AFFO	$0.42	$0.48	$0.93	$1.03
Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Jennifer Martin, Vice President-Investor Relations 303.691.4440

AIMCO 2nd Quarter 2005	Page 1

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Aimco operations continued to improve in the quarter. I am pleased with the progress of Jeff and his team in increasing the contribution from Aimco’s portfolio of conventional properties. We have substantially increased spending for capital improvements and redevelopment and expect that will support further gains.”
Mr. Considine continues: “Looking forward, we expect further gains from operations, increased contributions from redevelopment, and some easing of G&A cost pressures.”
Chief Financial Officer Paul McAuliffe adds: “Second quarter FFO met expectations through solid results in core operations, including a 6.6% increase in Same Store net operating income, positive trends at acquisition and redevelopment properties, and fee income in line with forecast.”
Mr. McAuliffe continues: “For the second half of 2005, while operations continue on plan, we have lowered guidance to reflect actions that we expect will create long-term value. These actions include: (i) maintaining 100% interest in Palazzo East rather than joint venturing 50% as planned; (ii) correspondingly, increasing gross dispositions by $240 million; and (iii) increasing our expected 2005 redevelopment expenditures by $40 million. In addition, as previously disclosed, guidance is affected by approximately $1.9 million in costs associated with the CFO and CAO transition as well as actual results year-to-date.”
Business Components – Conventional Operations and Aimco Capital
CONVENTIONAL REAL ESTATE OPERATIONS — Conventional real estate operations include Aimco’s diversified portfolio of market rate apartment communities. At the end of the second quarter 2005, this portfolio had 590 properties with 164,763 units in which Aimco had a weighted average ownership of 82%. During the second quarter 2005, conventional real estate operations generated free cash flow (FCF; a non-GAAP financial measure defined in the Glossary and presented and reconciled to GAAP on Supplemental Schedule 2) of $145.6 million.
“Same Store” Results
The “Same Store” portfolio is a sub-set of total conventional properties. In the second quarter 2005, the “Same Store” portfolio included 525 communities with approximately 120,330 effective units based on Aimco’s weighted average ownership of 82.2% (see Supplemental Schedules 6a through 7).
Comparing “Same Store” results in the second quarter 2005 with the second quarter 2004, total revenue increased $16.7 million, or 6.6%. The increase in revenue was generated by: higher occupancy, up 390 basis points from 87.0% to 90.9%; higher average rent, up $12 per unit, or 1.6%, from $733 per unit to $745 per unit; and lower bad debt, down $0.25 million. “Same Store” expenses of $119.9 million increased by $7.5 million, or 6.6%, compared with the second quarter 2004. Increased expenses included: $6.2 million in controllable expenses such as increased staffing, contract services, marketing and turnover costs primarily in support of initiatives to increase occupancy; and a $1.3 million increase in property tax and insurance expenses. “Same Store” portfolio net operating income was $149.0 million for the second quarter 2005, up 6.6% from the second quarter 2004.

AIMCO 2nd Quarter 2005	Page 2

Same Store Operating Results

	SECOND QUARTER
	Year-over-year			Sequential
	2005	2004	Variance	1st Qtr 2005	Variance
Same Store Operating Measures
Average Physical Occupancy (1)	90.9%	87.0%	+390 bp	90.2%	+70 bp
Average Rent Per Unit	$745	$733	1.6%	$740	+0.7%
Total Same Store ($mm)
Revenue	$268.9	$252.3	+6.6%	$263.7	+2.0%
Expenses	(119.9)	(112.4)	+6.6%	(117.4)	+2.1%
NOI	$149.0	$139.9	+6.6%	$146.3	+1.9%

(1)	As of the first quarter 2005, Aimco’s reported occupancy represents the daily weighted average for the quarter. Comparable prior periods have been calculated accordingly. Previously, reported occupancy was as of the end of the month and average occupancy for a quarter was the arithmetic average of the three, month-end occupancies.
Comparing “Same Store” results on a sequential basis, total revenue increased $5.2 million in the second quarter 2005 compared with the first quarter 2005, driven primarily by a 70 basis point increase in occupancy and a 0.7% increase in rental rate. Expenses increased $2.4 million, primarily due to increased turnover, leasing and marketing costs associated with increasing occupancy as well as higher insurance expense, partially offset by seasonally lower utilities expenses. Net operating income increased $2.8 million, or 1.9%, on a sequential basis.
AIMCO CAPITAL — Aimco is among the largest owners and operators of affordable properties in the United States. Aimco Capital has been organized to oversee Aimco’s affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector.
Affordable Property Operations
At the end of the second quarter 2005, Aimco’s owned affordable portfolio included 386 properties with 46,167 units in which Aimco had a weighted average ownership of 40%. During the second quarter 2005, the affordable property operations generated real estate free cash flow of $16.9 million and property management net operating income of $3.3 million. On a year-over-year basis, second quarter average month-end occupancy increased 70 basis points from 95.2% to 95.9%, and average rent per unit increased 3.1% from $646 to $666 per unit.
Affordable Asset Management and Transactional Activity
Aimco Capital generates activity fees from transactional activities including tax credit redevelopments, syndications, dispositions and refinancings, and asset management income from the financial management of affordable real estate partnerships. Aimco Capital activity fee and asset management net operating income was $4.2 million in the second quarter 2005 compared with $4.9 million in the second quarter 2004, and $9.4 million year-to-date 2005 compared with $11.0 million year-to-date 2004.
Portfolio Management and Redevelopment Activity
Acquisitions — Aimco completed two acquisitions during the second quarter 2005:

☐	The 100% owned River Club, a 266-unit luxury, garden-style complex located on the Hudson River in Edgewater, New Jersey, offers views of Manhattan and close proximity to the Hudson River Crossings and the New York Waterway Port Imperial station. The property was purchased for $54 million; and

AIMCO 2nd Quarter 2005	Page 3

☐	As previously announced, Aimco entered into a partnership agreement with the University of Pennsylvania to own and operate Chestnut Hall, a 315-unit mid-rise complex located in close proximity to campus. The agreement is through Aimco’s joint venture with CalSTRS, and Chestnut Hall is expected to be the first of several properties to be contributed to the partnership by the University of Pennsylvania.
The Palazzo East, acquired in March 2005 at 60% occupancy, operated at a deficit after related interest expense reducing second quarter results by approximately $0.015 per share. After the bankruptcy of a large corporate housing provider during the second quarter, the effective occupancy was 64% at quarter-end. Year-to-date Aimco has purchased six properties including 1,012 units for a total purchase price of $281 million, plus Chestnut Hall for which the purchase price is not disclosed. During the second quarter 2005, Aimco also purchased for an aggregate of $22.8 million additional limited partnership interests in 45 partnerships that own 111 properties. This activity included increasing Aimco’s ownership interest in the Flamingo South Beach property from 77% to 99%. See Supplemental Schedule 8 for additional information on acquisition activity.
Dispositions — Non-core sales: Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. Aimco considers these properties as “non-core” (defined in the Glossary) and seeks to hold them over the intermediate term.
In the second quarter 2005, Aimco sold seven non-core conventional properties and eight affordable properties with 1,540 and 1,192 units, respectively, for $136 million in gross proceeds (Aimco share $103 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $59 million. Year-to-date Aimco has sold eight conventional properties and 21 affordable properties for gross proceeds of $189 million (Aimco share $127 million). See Supplemental Schedule 8 for additional information on disposition activity.
Gain on Dispositions — Aimco’s property dispositions resulted in total gains on dispositions of real estate (including gains related to sales of unconsolidated entities and other and net gains within discontinued operations), net of related taxes, of $31.7 million for the second quarter 2005, compared with a gain of $12.2 million for the second quarter 2004.
As previously announced, Aimco is marketing for sale the Flamingo South Beach property, which has 1,688 units and is located on 16 acres of waterfront in the South Beach area of Miami Beach. Aimco has received a number of bids for this property, which are currently under review.
REDEVELOPMENT ACTIVITY — At quarter-end, Aimco’s Redevelopment and Construction Services groups had 44 projects at various stages of redevelopment, including 29 conventional projects and 15 affordable projects. During the second quarter 2005, redevelopment expenditures totaled $45.5 million (Aimco share $30.9 million) and Aimco initiated six new moderate conventional projects. The Flamingo South Beach project is scheduled to reach stabilization during the third quarter 2005 with occupied and pre-leased units at 89.4% as of the end of June. Further information on redevelopment projects is provided in Supplemental Schedule 10.
ENTITLEMENT ACTIVITY — During the second quarter, Aimco continued its progress on improving the permitted density and zoning use for several properties including: Springhill Lake in Greenbelt, Maryland; Orchidtree in Scottsdale, Arizona; and Treetops in San Bruno, California.
Additional Financial Information
PROPERTY MANAGEMENT INCOME — Income from property management is generated from management of properties in which Aimco has unconsolidated interests. Property management net operating income was $4.1 million in the second quarter 2005 compared with $6.9 million in the second quarter 2004. Property management net operating income declined due to sales of unconsolidated properties and increased ownership.
ACTIVITY FEE AND ASSET MANAGEMENT INCOME — Activity fees are generated from transactional activities including tax credit syndications, redevelopment, dispositions and refinancings, and are earned primarily by

AIMCO 2nd Quarter 2005	Page 4

Aimco Capital. Asset management income is earned by Aimco Capital from the financial management of partnerships, rather than property management of day-to-day operations. Activity fee and asset management net operating income from both conventional and Aimco Capital operations was $4.4 million in the second quarter 2005 compared with $5.4 million in the second quarter 2004. Year-to-date activity fee and asset management income was $9.8 million compared with $11.4 million in the first half of 2004. The amount of this net operating income may vary each quarter depending upon the nature and timing of transactional activity.
INTEREST INCOME — Interest income (which includes transactional accretion income of $0.4 million) was $7.4 million for the second quarter 2005, a decrease of $0.1 million compared with the second quarter 2004. Interest income was generated primarily from notes receivable totaling $196.0 million at June 30, 2005 and from interest- bearing accounts.
DEBT ACTIVITY — During the second quarter 2005, Aimco closed 14 mortgage loans, refinancing existing mortgage debt. Total proceeds were $124.1 million at a weighted average interest rate of 5.12%. After repayment of existing property debt, transaction costs and distributions to limited partners totaling $79.8 million, Aimco’s share of net proceeds was $44.3 million.
At the end of the second quarter 2005, Aimco’s corporate debt balance was $674.6 million at an average rate of 5.23%, including an additional $100 million term loan borrowed on June 16, 2005 under Aimco’s existing credit agreement. The balance on Aimco’s revolving credit facility totaled $274.6 million, leaving $151.8 million (after $23.6 million in outstanding letters of credit) in available capacity. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.
As of June 30, 2005, Aimco had $6.50 billion total debt outstanding of which $1.97 billion was floating rate. The floating rate debt included $675 million corporate debt, $571 million floating rate secured notes and $729 million of tax-exempt bonds.
Subsequent to quarter-end, on August 1, 2005, Moody’s rating service upgraded the outlook for Aimco’s senior unsecured and preferred stock ratings to “stable”.
INTEREST EXPENSE — Consolidated interest expense was $96.5 million for the second quarter 2005, an increase of $5.5 million from $91.0 million in the second quarter 2004. The increase in interest expense was primarily the result of: (i) $6.5 million due to increased debt balances primarily associated with acquisitions, refinancings and increased ownership; (ii) $2.6 million due to increased interest rates on corporate and other variable rate debt and other items; partially offset by (iii) $3.6 million higher capitalized interest due to increased redevelopment activity.
G&A – General and administrative expenses for the second quarter 2005 of $21.7 million were up $4.3 million compared with $17.4 million in the second quarter 2004. The year-over-year increase is primarily due to increased compensation related to increased staffing levels, recruiting fees and higher health care costs, partially offset by lower legal fees.
Outlook
For the third quarter 2005, FFO is forecast in a range from $0.67 to $0.71 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $0.46 to $0.50 per share.
For the full year 2005, FFO is forecast in a range from $2.72 to $2.83 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $1.92 to $2.03 per share. Please refer to the Outlook Schedule for more detail on the third quarter and full year 2005, which follows the Consolidated Financial Statements in this release.

AIMCO 2nd Quarter 2005	Page 5

Dividends on Common Stock
As announced on July 29, 2005, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended June 30, 2005, payable on August 31, 2005 to stockholders of record on August 19, 2005. The dividend represents 143% of AFFO (diluted) and 90% of FFO (diluted), on a per share basis, and a 5.5% annualized yield based on the $43.29 closing price of Aimco’s Class A Common Stock on July 27, 2005.
Earnings Conference Call
Please join Aimco management for the Second Quarter 2005 earnings conference call to be held Wednesday, August 3, 2005 at 1:00 p.m. Eastern Time. You may join the conference call through an Internet audiocast via Aimco’s Website at www.aimco.com/about/financial/2Q2005.asp, then click on the Webcast link. Alternatively, you may join the conference call by telephone by dialing 800-218-0204, or 303-262-2138 for international callers. Please call approximately five minutes before the conference call is scheduled to begin and indicate that you wish to join the Apartment Investment and Management Company Second Quarter 2005 earnings conference call. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 800-405-2236 (303-590-3000 for international callers) and using access code 11033736#.
Supplemental Information
The Supplemental Information referenced in this release is available at Aimco’s Website at the link www.aimco.com/about/financial/2Q2005.asp or by calling Investor Relations at 303-691-4350.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of third quarter and full year results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to improve upon current occupancy, rent levels and “Same Store” results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2004 and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

AIMCO 2nd Quarter 2005	Page 6

About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 25 regional operating centers. Aimco, through its subsidiaries, operates approximately 1,475 properties, including approximately 260,000 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

AIMCO 2nd Quarter 2005	Page 7

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004
REVENUES:
Rental and other property revenues	$385,566	$342,869	$757,858	$678,672
Property management revenues, primarily from affiliates	5,926	9,063	12,590	17,319
Activity fees and asset management revenues, primarily from affiliates	6,680	10,128	14,698	18,396

Total revenues	398,172	362,060	785,146	714,387

EXPENSES:
Property operating expenses	181,153	162,515	362,169	321,231
Property management expenses	1,829	2,162	3,745	4,590
Activity and asset management expenses	2,305	4,716	4,913	7,027
Depreciation and amortization	107,715	88,419	211,345	174,205
General and administrative expenses	21,723	17,411	42,574	35,586
Other expenses (income), net	(812)	599	(1,540)	(436)

Total expenses	313,913	275,822	623,206	542,203

Operating income	84,259	86,238	161,940	172,184
Interest income	7,420	7,503	14,924	14,929
Recovery of (provision for) losses on notes receivable	(34)	(1,180)	1,558	(1,101)
Interest expense	(96,502)	(91,047)	(190,169)	(178,916)
Deficit distributions to minority partners	(1,698)	(2,736)	(3,170)	(7,182)
Equity in losses of unconsolidated real estate partnerships	(418)	(1,038)	(1,319)	(2,472)
Impairment losses related to unconsolidated real estate partnerships	(275)	(1,881)	(531)	(1,733)
Gain on dispositions of real estate related to unconsolidated entities and other	2,915	2,097	4,773	2,097

Loss before minority interests, discontinued operations and cumulative effect of change in accounting principle	(4,333)	(2,044)	(11,994)	(2,194)

Minority interests:
Minority interest in consolidated real estate partnerships	1,664	4,121	5,080	5,688
Minority interest in Aimco Operating Partnership, preferred [a]	(1,806)	(1,971)	(3,618)	(3,940)
Minority interest in Aimco Operating Partnership, common [a]	2,676	2,277	5,683	4,964

Total minority interests	2,534	4,427	7,145	6,712

Income (loss) from continuing operations	(1,799)	2,383	(4,849)	4,518
Income from discontinued operations, net [b]	29,365	11,603	34,447	27,453

Income before cumulative effect of change in accounting principle	27,566	13,986	29,598	31,971
Cumulative effect of change in accounting principle	—	—	—	(3,957)

Net income	27,566	13,986	29,598	28,014
Net income attributable to preferred stockholders	21,693	21,773	44,562	41,640

Net income (loss) attributable to common stockholders	$5,873	$(7,787)	$(14,964)	$(13,626)

Weighted average number of common shares outstanding	93,807	93,065	93,627	92,938

Weighted average number of common shares and common share equivalents outstanding	93,807	93,065	93,627	92,938

Earnings (loss) per common share — basic:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.25)	$(0.21)	$(0.53)	$(0.40)
Income from discontinued operations	0.31	0.13	0.37	0.29
Cumulative effect of change in accounting principle	—	—	—	(0.04)

Net income (loss) attributable to common stockholders	$0.06	$(0.08)	$(0.16)	$(0.15)

Earnings (loss) per common share — diluted:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.25)	$(0.21)	$(0.53)	$(0.40)
Income from discontinued operations	0.31	0.13	0.37	0.29
Cumulative effect of change in accounting principle	—	—	—	(0.04)

Net income (loss) attributable to common stockholders	$0.06	$(0.08)	$(0.16)	$(0.15)

GAAP Income Statements
Notes to Consolidated Statements of Income
[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure

[b] Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Quarter Ended	Quarter Ended	Six Months Ended	Six Months Ended
	30-Jun-05	30-Jun-04	30-Jun-05	30-Jun-04
Rental and other property revenue	4,560	29,298	12,438	61,849
Property operating expense	(3,086)	(12,797)	(7,511)	(27,707)
Other (expenses) income, net	(114)	(256)	(322)	(507)
Depreciation and amortization	(229)	(5,646)	(1,236)	(11,138)
Interest expense	(1,135)	(6,831)	(2,543)	(14,634)
Interest income	33	49	84	102
Minority interest in consolidated real estate partnerships	64	(584)	192	(893)

Income from operations	93	3,233	1,102	7,072

Gain on dispositions of real estate, net of minority partners’ interest	29,953	10,225	37,051	21,552
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	(231)	(477)	(2,187)	(491)
Recovery of deficit distributions to minority partners	4,127	91	3,662	3,412
Income tax arising from disposals	(1,206)	(92)	(1,219)	(789)
Minority interest in Aimco Operating Partnership	(3,371)	(1,377)	(3,962)	(3,303)

Income from discontinued operations	$29,365	$11,603	$34,447	$27,453

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	June 30, 2005	December 31, 2004
ASSETS
Buildings and improvements	$8,976,192	$8,529,269
Land	2,365,560	2,203,430
Accumulated depreciation	(2,193,372)	(2,000,040)

TOTAL REAL ESTATE	9,148,380	8,732,659
Cash and cash equivalents	148,779	105,343
Restricted cash	277,303	268,940
Accounts receivable	88,716	75,044
Accounts receivable from affiliates	44,984	39,216
Deferred financing costs	68,716	72,045
Notes receivable from unconsolidated real estate partnerships	168,918	165,289
Notes receivable from non-affiliates	27,083	31,716
Investment in unconsolidated real estate partnerships	157,521	208,576
Other assets	263,026	267,112
Assets held for sale	27,940	106,301

TOTAL ASSETS	$10,421,366	$10,072,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,107,067	$1,133,794
Secured notes payable	4,718,177	4,432,910
Mandatorily redeemable preferred securities	—	15,019
Term loans	400,000	300,000
Credit facility	274,600	68,700

TOTAL INDEBTEDNESS	6,499,844	5,950,423
Accounts payable	46,666	34,663
Accrued liabilities and other	400,333	400,971
Deferred income	53,535	47,020
Security deposits	40,254	37,637
Deferred income taxes payable, net	14,312	20,139
Liabilities related to assets held for sale	32,871	89,387

TOTAL LIABILITIES	7,087,815	6,580,240

Minority interest in consolidated real estate partnerships	213,518	211,804
Minority interest in Aimco Operating Partnership	250,747	272,037
STOCKHOLDERS’ EQUITY
Class A Common Stock	954	949
Additional paid-in capital	3,090,545	3,070,073
Perpetual preferred stock	860,250	891,500
Convertible preferred stock	150,000	150,000
Distributions in excess of earnings	(1,175,579)	(1,047,897)
Unearned restricted stock	(28,276)	(19,740)
Notes due on common stock purchases	(28,608)	(36,725)

TOTAL STOCKHOLDERS’ EQUITY	2,869,286	3,008,160

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,421,366	$10,072,241

GAAP Statements of Cash Flows
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2005	June 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$29,598	$28,014
Depreciation and amortization	211,345	174,205
Adjustments to net income from discontinued operations	(33,521)	(9,139)
Other adjustments to reconcile net income	(9,599)	5,326
Changes in operating assets and liabilities	(16,806)	(32,422)

Net cash provided by operating activities	181,017	165,984

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(243,996)	(191,844)
Capital expenditures	(201,401)	(102,930)
Proceeds from dispositions of real estate	140,160	159,460
Change in funds held in escrow from tax-free exchanges	40	(32,225)
Cash from newly consolidated properties	1,623	13,281
Purchases of non-real estate related corporate assets	(7,218)	(20,083)
Purchases of general and limited partnership interests and other assets	(61,547)	(35,232)
Originations of notes receivable from unconsolidated real estate partnerships	(15,125)	(28,176)
Proceeds from repayment of notes receivable	13,043	18,897
Distributions received from investments in unconsolidated real estate partnerships	34,945	41,624
Other investing activities	321	(935)

Net cash used by investing activities	(339,155)	(178,163)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from secured notes payable borrowings	328,543	154,788
Principal repayments on secured notes payable	(191,093)	(181,682)
Proceeds from tax-exempt bond financing	—	69,471
Principal repayments on tax-exempt bond financing	(26,740)	(46,137)
Net borrowings on term loans and revolving credit facility	305,900	193,213
Redemption of mandatorily redeemable preferred securities	(15,019)	(98,875)
Proceeds from issuance of preferred stock	—	193,250
Redemption of preferred stock	(31,250)	(99,926)
Repurchase of Class A Common Stock, redemption of OP Units and warrant purchase	(2,512)	(13,088)
Payment of Class A Common Stock dividends	(112,961)	(112,532)
Payment of preferred stock dividends	(43,196)	(39,306)
Contributions from minority interest	17,403	22,155
Payment of distributions to minority interest	(32,002)	(44,107)
Other financing activities	4,501	(6,024)

Net cash provided by (used in) financing activities	201,574	(8,800)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	43,436	(20,979)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	105,343	114,432

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$148,779	$93,453

Outlook and Forward Looking Statement
Third Quarter and Full Year 2005
(unaudited)
The Outlook information provided on this Schedule contains information that is forward-looking, including statements concerning projected third quarter and full year 2005 results. These forward-looking statements are based on current expectations, estimates, and projections about the markets and the industry in which Aimco operates as well as management’s beliefs and assumptions. These forward-looking statements are also based on certain risks and uncertainties, including but not limited to Aimco’s ability to improve upon current occupancy, rent levels and “same store” results and the economic environment in which Aimco operates. Actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors including, without limitation: national and local economic conditions; the general level of interest rates; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that Aimco’s cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including variations of real estate values and the general economic climate in local markets and competition for tenants in such markets; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2004 and the other documents Aimco files from time to time with the Securities and Exchange Commission.

	Third Quarter 2005	Full Year 2005
GAAP Earnings per share (1)	$-0.29 to $-0.25	$-0.69 to $-0.58
Add: Depreciation and other	$0.96	$3.37
FFO per share (NAREIT)	$0.67 to $0.71	$2.68 to $2.79
FFO per share before adjustments (2)	$0.67 to $0.71	$2.72 to $2.83
AFFO per share	$0.46 to $0.50	$1.92 to $2.03
2005 Same Store Operating Assumptions
Expected physical occupancy (weighted average) (3)	92.5% to 93.5%	91.3% to 92.3%
NOI change — sequential	1.0% to 2.6%	—
NOI change — 2005 vs. 2004	5.7% to 7.4%	5.0% to 6.5%
Gross dispositions (4)		$725M to $850M	(Aimco Share $530M — $640M)
Gross acquisitions (5)		$450M to $500M	(Aimco Share $450M — $500M)

(1)	Aimco’s earnings per share guidance does not include estimates for (i) gain on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) deferred costs recognized on early repayment of debt or redemption related preferred stock issuance charges.

(2)	FFO per share before adjustments represents FFO before impairments and redemption related preferred stock issuance charges.

(3)	The expected occupancy above is based on a daily weighted average calculation.

(4)	Aimco anticipates gross sales proceeds of $725 to $850 million for 2005 ($550 to $650 million related to conventional properties and $175 to $200 million related to affordable properties). Aimco share of proceeds is expected to be $530 to $640 million ($440 to $540 million related to conventional properties and $90 to $100 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $265 to $290 million ($220 to $240 million related to conventional properties and $45 to $50 million related to affordable properties).

(5)	Gross acquisitions include property acquisitions, limited partnership acquisitions, preferred stock redemptions and common stock repurchases.

PAGE

3	Schedule 1	—	Funds From Operations and Adjusted Funds From Operations

5	Schedule 2a	—	Business Component Proportionate Income Statement Presentation, Q2

7	Schedule 2b	—	Business Component Proportionate Income Statement Presentation, Year-to-Date

9	Schedule 3	—	Business Component Proportionate Balance Sheet Presentation

10	Schedule 4	—	Share Data

11	Schedule 5	—	Selected Debt Information

13	Schedule 6a	—	Same Store Sales (Q2 2005 v. Q2 2004)

14	Schedule 6b	—	Same Store Sales (Q2 2005 v. Q1 2005)

15	Schedule 6c	—	Same Store Sales (Year-to-Date 2005 v. 2004)

16	Schedule 7	—	Selected Portfolio Performance Data

17	Schedule 8	—	Property Sales and Acquisitions Activity

18	Schedule 9	—	Capital Expenditures

19	Schedule 10	—	Summary of 2005 Redevelopment Activity

20	Schedule 11	—	Apartment Unit Summary

21	Glossary

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004

Net income (loss) attributable to common stockholders [a]	$5,873	$(7,787)	$(14,964)	$(13,626)
Adjustments:
Depreciation and amortization [b]	107,715	88,419	211,345	174,205
Depreciation and amortization related to non-real estate assets	(4,524)	(4,287)	(8,315)	(9,207)
Depreciation of rental property related to minority partners’ interest [c]	(10,667)	(11,905)	(21,291)	(22,269)
Depreciation of rental property related to unconsolidated entities	4,631	5,574	10,589	11,644
Gain on dispositions of real estate related to unconsolidated entities and other	(2,915)	(2,097)	(4,773)	(2,097)
Gain on dispositions of non-depreciable assets	118	875	793	875
Deficit distributions to minority partners [d]	1,698	2,736	3,170	7,182
Cumulative effect of change in accounting principle	—	—	—	3,957
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [c]	(29,953)	(10,225)	(37,051)	(21,552)
Depreciation of rental property, net of minority partners’ interest [c]	170	5,209	900	10,365
Recovery of deficit distributions to minority partners [d]	(4,127)	(91)	(3,662)	(3,412)
Income tax arising from disposals	1,206	92	1,219	789
Minority interest in Aimco Operating Partnership’s share of above adjustments	(6,462)	(7,917)	(15,762)	(16,339)
Preferred stock dividends	21,693	21,685	43,439	41,552
Redemption related preferred stock issuance costs	—	88	1,123	88

Funds From Operations	84,456	80,369	166,760	162,155
Preferred stock dividends	(21,693)	(21,685)	(43,439)	(41,552)
Redemption related preferred stock issuance costs	—	(88)	(1,123)	(88)
Dividends/distributions on dilutive preferred securities	63	1,059	104	1,688

Funds From Operations Attributable to Common Stockholders — Diluted	$62,826	$59,655	$122,302	$122,203

Capital Replacements	(25,987)	(18,269)	(42,356)	(30,469)
Impairment losses related to unconsolidated real estate partnerships	275	1,881	531	1,733
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	231	477	2,187	491
Redemption related preferred stock issuance costs	—	88	1,123	88
Minority interest in Aimco Operating Partnership’s share of above adjustments	2,620	1,694	3,973	3,057
Dividends/distributions on non-dilutive preferred securities	(63)	(1,018)	(104)	(1,605)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$39,902	$44,508	$87,656	$95,498

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [e]	94,336	93,080	94,059	92,968
Dilutive preferred securities	110	1,794	92	1,381

	94,446	94,874	94,151	94,349

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [e]	94,336	93,080	94,059	92,968
Dilutive preferred securities	—	94	—	88

	94,336	93,174	94,059	93,056

Per Share:
Funds From Operations — Diluted	$0.67	$0.63	$1.30	$1.30
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs) [f] [g]	$0.67	$0.65	$1.34	$1.32
Adjusted Funds From Operations — Diluted	$0.42	$0.48	$0.93	$1.03
Dividends Declared	$0.60	$0.60	$1.20	$1.20

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations

[a]	Represents Aimco’s numerator for earnings per common share calculated in accordance with GAAP.

[b]	Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.

[c]	“Minority partners’ interest,” means minority interest in our consolidated real estate partnerships.

[d]	In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[e]	Represents Aimco’s denominator for earnings per common share — diluted calculated in accordance with GAAP plus additional common share equivalents that are dilutive for FFO/AFFO.

[f]	On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three and six months ended June 30, 2005 includes net impairment losses of $0.5 million and $2.7 million, respectively, and FFO for the three and six months ended June 30, 2004 includes net impairment losses of $2.4 million and $2.2 million, respectively.

[g]	In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the three and six months ended June 30, 2005 includes issuance costs of zero and $1.1 million, respectively, and FFO for the three and six months ended June 30, 2004 includes issuance costs of $0.09 million.

Supplemental Schedule 2(a)
Business Component Proportionate Income Statement Presentation
For the Three Months Ended June 30, 2005
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenue:
Rental and other property revenues:
Same store properties (1)(2)	$301,987	$6,532	$(39,605)	$268,914	$268,914	$—	$—	$268,914
Acquisition properties (1)	17,313	591	—	17,904	17,904	—	—	17,904
Redevelopment properties (1)	23,942	398	(4,621)	19,719	19,719	—	—	19,719
Disposition properties (3)	—	9	—	9	9	—	—	9
Other properties (1)	7,448	731	(953)	7,226	7,226	—	—	7,226
Affordable properties (1)	34,876	13,381	(8,038)	40,219	—	40,219	—	40,219

Total rental and other property revenues	385,566	21,642	(53,217)	353,991	313,772	40,219	—	353,991
Property management revenues, primarily from affiliates	5,926	—	—	5,926	1,291	4,635	—	5,926
Activity fees and asset management revenues, primarily from affiliates	6,680	—	—	6,680	149	6,531	—	6,680

Total revenues	398,172	21,642	(53,217)	366,597	315,212	51,385	—	366,597

Expense:
Property operating expenses:
Same store properties (2)	135,643	3,233	(19,693)	119,183	119,183	—	—	119,183
Acquisition properties	6,860	257	—	7,117	7,117	—	—	7,117
Redevelopment properties	10,251	190	(2,069)	8,372	8,372	—	—	8,372
Disposition properties	—	38	—	38	38	—	—	38
Other properties	4,724	522	(402)	4,844	4,844	—	—	4,844
Affordable properties	17,414	7,273	(3,803)	20,884	—	20,884	—	20,884
Casualties	(615)	(163)	275	(503)	(356)	(147)	—	(503)
Property management expenses (consolidated properties)	6,876	1,119	(2,448)	5,547	4,565	982	—	5,547

Total property operating expenses	181,153	12,469	(28,140)	165,482	143,763	21,719	—	165,482
Property management expenses (unconsolidated and third party properties)	1,829	—	—	1,829	470	1,359	—	1,829
Activity and asset management expenses	2,305	—	—	2,305	—	2,305	—	2,305
Depreciation and amortization	107,715	4,631	(10,667)	101,679	90,092	11,587	—	101,679
General and administrative expenses	21,723	—	—	21,723	10,080	5,336	6,307	21,723
Other expenses (income), net	(812)	1,660	(2,777)	(1,929)	(89)	(1,840)	—	(1,929)

Total expenses	313,913	18,760	(41,584)	291,089	244,316	40,466	6,307	291,089

Operating income	84,259	2,882	(11,633)	75,508	70,896	10,919	(6,307)	75,508

Interest income:
General partner loan interest	4,671	—	—	4,671	3,570	1,101	—	4,671
Money market and interest bearing accounts	2,331	392	(285)	2,438	1,202	1,236	—	2,438
Accretion on discounted notes receivable	418	—	—	418	199	219	—	418

Total interest income	7,420	392	(285)	7,527	4,971	2,556	—	7,527

Provision for losses on notes receivable, net	(34)	—	—	(34)	—	(34)	—	(34)

Interest expense:
Property debt (primarily non-recourse)	(91,816)	(3,710)	14,269	(81,257)	(73,470)	(7,787)	—	(81,257)
Lines of credit	(9,540)	—	—	(9,540)	—	—	(9,540)	(9,540)
Capitalized interest	4,854	18	(687)	4,185	3,633	552	—	4,185

Total interest expense	(96,502)	(3,692)	13,582	(86,612)	(69,837)	(7,235)	(9,540)	(86,612)

Deficit distributions to minority partners	(1,698)	—	—	(1,698)	(1,651)	(47)	—	(1,698)
Equity in losses of unconsolidated real estate partnerships	(418)	418	—	—	—	—	—	—
Impairment losses related to unconsolidated real estate partnerships	(275)	—	—	(275)	—	(275)	—	(275)
Gain on dispositions of real estate related to unconsolidated entities and other	2,915	—	—	2,915	1,270	1,645	—	2,915

Income (loss) before minority interests, discontinued operations and cumulative effect of change in accounting principle	(4,333)	—	1,664	(2,669)	5,649	7,529	(15,847)	(2,669)

Minority interests:
Minority interest in consolidated real estate partnerships	1,664	—	(1,664)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	870	—	—	870	(5,665)	(7,550)	14,085	870

Total minority interests	2,534	—	(1,664)	870	(5,665)	(7,550)	(14,085)	870

Income (loss) from continuing operations	(1,799)	—	—	(1,799)	(16)	(21)	(1,762)	(1,799)

Income from discontinued operations, net	29,365	—	—	29,365	23,686	5,679	—	29,365

Net income	$27,566	$—	$—	$27,566	$23,670	$5,658	$(1,762)	$27,566

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

(3)	Includes unconsolidated properties that were sold during the period. Consolidated properties that have sold or have been classified as held for sale are included within income from discontinued operations.

Supplemental Schedule 2(a)
Business Component Proportionate Income Statement Presentation
For the Three Months Ended June 30, 2005
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:

Net income (see above)	$27,566	$23,670	$5,658	$(1,762)	$27,566

Proportionate share of depreciation and amortization	101,679	90,092	11,587	—	101,679
Depreciation and amortization related to non-real estate assets	(4,524)	(4,524)	—	—	(4,524)
Deficit distributions to minority partners	1,698	1,651	47	—	1,698
Gain on dispositions of real estate related to unconsolidated entities and other	(2,915)	(1,270)	(1,645)	—	(2,915)
Gain on dispositions of non-depreciable assets	118	118	—	—	118
Discontinued operations	(32,704)	(26,318)	(6,386)	—	(32,704)
Minority interest in Aimco Operating Partnership’s share of adjustments	(6,462)	(6,095)	(367)	—	(6,462)
Preferred stock dividends	(21,693)	—	—	(21,693)	(21,693)
Dividends/distributions on dilutive preferred securities	63	—	—	63	63

FFO Attributable to Common Stockholders — Diluted	62,826	77,324	8,894	(23,392)	62,826

Capital Replacements	(25,987)	(24,435)	(1,552)	—	(25,987)
Impairment losses related to unconsolidated real estate partnerships	275	—	275	—	275
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	231	81	150	—	231
Minority interest in Aimco Operating Partnership’s share of adjustments	2,620	2,504	116	—	2,620
Dividends/distributions on non-dilutive preferred securities	(63)	—	—	(63)	(63)

AFFO Attributable to Common Stockholders — Diluted	39,902	55,474	7,883	(23,455)	39,902

Interest expense	86,612	69,837	7,235	9,540	86,612
Discontinued operations	3,108	2,550	558	—	3,108
Gain on dispositions of non-depreciable assets	(118)	(118)	—	—	(118)
Preferred stock dividends	21,693	—	—	21,693	21,693
Depreciation and amortization related to non-real estate assets	4,524	4,524	—	—	4,524
Minority interest in Aimco Operating Partnership	(870)	5,665	7,550	(14,085)	(870)
Minority interest in Aimco Operating Partnership’s share of adjustments	3,842	3,591	251	0	3,842

FCF	$158,693	$141,523	$23,477	$(6,307)	$158,693

FCF Breakdown:
Real estate	162,522
Property management	4,097
Activity and asset management	4,375
Interest income	7,527
Provision for losses on notes receivable, net	(34)
General and administrative expenses	(21,723)
Other (expenses) income, net	1,929

Total FCF	$158,693

Reconciliation of Net Income to FFO, AFFO and FCF:	For the Three Months Ended June 30, 2005
	FFO	AFFO	FCF
Net income	$27,566	$27,566	$27,566
Total interest expense after minority partners’ share	—	—	86,612
Preferred stock dividends	(21,693)	(21,693)	—
Proportionate share of depreciation and amortization	101,679	101,679	101,679
Depreciation and amortization related to non-real estate assets	(4,524)	(4,524)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(2,915)	(2,915)	(2,915)
Gain on dispositions of non-depreciable assets	118	118	—
Impairment losses related to unconsolidated real estate partnerships	—	275	275
Discontinued operations:
Income from discontinued operations, net	—	—	(29,365)
Depreciation of rental property, net of minority partners’ interest	170	170	—
Gain on dispositions of real estate, net of minority partners’ interest	(29,953)	(29,953)	—
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	—	231	—
Recovery of deficit distributions to minority partners	(4,127)	(4,127)	—
Income tax arising from disposals	1,206	1,206	—
Deficit distributions to minority partners	1,698	1,698	1,698
Capital Replacements	—	(25,987)	(25,987)
Dividends/distributions on dilutive preferred securities	63	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(6,462)	(3,842)	—
Minority interest in Aimco Operating Partnership	—	—	(870)

Total	$62,826	$39,902	$158,693

Supplemental Schedule 2(b)
Business Component Proportionate Income Statement Presentation
For the Six Months Ended June 30, 2005
(in thousands)
(unaudited)

				Total				Total
		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners’	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenue:
Rental and other property revenues:
Same store properties (1)(2)	$597,332	$13,400	$(80,404)	$530,328	$530,328	$—	$—	$530,328
Acquisition properties (1)	29,482	1,252	—	30,734	30,734	—	—	30,734
Redevelopment properties (1)	47,778	804	(10,277)	38,305	38,305	—	—	38,305
Disposition properties (3)	—	66	—	66	66	—	—	66
Other properties (1)	14,547	1,603	(1,667)	14,483	14,483	—	—	14,483
Affordable properties (1)	68,719	26,314	(14,993)	80,040	—	80,040	—	80,040

Total rental and other property revenues	757,858	43,439	(107,341)	693,956	613,916	80,040	—	693,956
Property management revenues, primarily from affiliates	12,590	—	—	12,590	3,356	9,234	—	12,590
Activity fees and asset management revenues, primarily from affiliates	14,698	—	—	14,698	362	14,336	—	14,698

Total revenues	785,146	43,439	(107,341)	721,244	617,634	103,610	—	721,244

Expense:
Property operating expenses:
Same store properties (2)	268,549	6,581	(40,500)	234,630	234,630	—	—	234,630
Acquisition properties	12,054	523	—	12,577	12,577	—	—	12,577
Redevelopment properties	20,932	401	(4,713)	16,620	16,620	—	—	16,620
Disposition properties	—	95	—	95	95	—	—	95
Other properties	9,335	1,419	(778)	9,976	9,976	—	—	9,976
Affordable properties	36,629	14,157	(7,325)	43,461	—	43,461	—	43,461
Casualties	746	(84)	428	1,090	1,071	19	—	1,090
Property management expenses (consolidated properties)	13,924	2,237	(5,004)	11,157	9,253	1,904	—	11,157

Total property operating expenses	362,169	25,329	(57,892)	329,606	284,222	45,384	—	329,606
Property management expenses (unconsolidated and third party properties)	3,745	—	—	3,745	1,655	2,090	—	3,745
Activity and asset management expenses	4,913	—	—	4,913	—	4,913	—	4,913
Depreciation and amortization	211,345	10,589	(21,291)	200,643	175,645	24,998	—	200,643
General and administrative expenses	42,574	—	—	42,574	19,341	10,568	12,665	42,574
Other expenses (income), net	(1,540)	1,935	(4,952)	(4,557)	(509)	(4,048)	—	(4,557)

Total expenses	623,206	37,853	(84,135)	576,924	480,354	83,905	12,665	576,924

Operating income	161,940	5,586	(23,206)	144,320	137,280	19,705	(12,665)	144,320

Interest income:
General partner loan interest	8,843	—	—	8,843	6,778	2,065	—	8,843
Money market and interest bearing accounts	4,302	739	(393)	4,648	2,199	2,449	—	4,648
Accretion on discounted notes receivable	1,779	—	—	1,779	1,111	668	—	1,779

Total interest income	14,924	739	(393)	15,270	10,088	5,182	—	15,270
Recovery of (provision for) losses on notes receivable, net	1,558	—	—	1,558	50	1,508	—	1,558

Interest expense:
Property debt (primarily non-recourse)	(180,202)	(7,766)	29,648	(158,320)	(143,663)	(14,657)	—	(158,320)
Lines of credit	(17,370)	—	0	(17,370)	—	—	(17,370)	(17,370)
Interest expense on mandatorily redeemable convertible preferred securities	(30)	—	0	(30)	—	—	(30)	(30)
Capitalized interest	7,433	122	(969)	6,586	5,657	929	—	6,586

Total interest expense	(190,169)	(7,644)	28,679	(169,134)	(138,006)	(13,728)	(17,400)	(169,134)

Deficit distributions to minority partners	(3,170)	—	—	(3,170)	(3,093)	(77)	—	(3,170)
Equity in losses of unconsolidated real estate partnerships	(1,319)	1,319	—	—	—	—	—	—
Impairment losses related to unconsolidated real estate partnerships	(531)	—	—	(531)	—	(531)	—	(531)
Gain on dispositions of real estate related to unconsolidated entities and other	4,773	—	—	4,773	2,071	2,702	—	4,773

Income (loss) before minority interests, discontinued operations and cumulative effect of change in accounting principle	(11,994)	—	5,080	(6,914)	8,390	14,761	(30,065)	(6,914)

Minority interests:
Minority interest in consolidated real estate partnerships	5,080	—	(5,080)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	2,065	—	—	2,065	(6,799)	(12,229)	21,093	2,065

Total minority interests	7,145	—	(5,080)	2,065	(6,799)	(12,229)	21,093	2,065

Income (loss) from continuing operations	(4,849)	—	—	(4,849)	1,591	2,532	(8,972)	(4,849)
Income from discontinued operations, net	34,447	—	—	34,447	25,111	9,336	—	34,447

Net income	$29,598	$—	$—	$29,598	$26,702	$11,868	$(8,972)	$29,598

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6c. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

(3)	Includes unconsolidated properties that were sold during the period. Consolidated properties that have sold or have been classified as held for sale are included within income from discontinued operations.

Supplemental Schedule 2(b)
Business Component Proportionate Income Statement Presentation
For the Six Months Ended June 30, 2005
(in thousands)
(unaudited)

	Total				Total
	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:

Net income (see above)	$29,598	$26,702	$11,868	$(8,972)	$29,598
Proportionate share of depreciation and amortization	200,643	175,645	24,998	—	200,643
Depreciation and amortization related to non-real estate assets	(8,315)	(8,315)	—	—	(8,315)
Deficit distributions to minority partners	3,170	3,093	77	—	3,170
Gain on dispositions of real estate related to unconsolidated entities and other	(4,773)	(2,071)	(2,702)	—	(4,773)
Gain on dispositions of non-depreciable assets	793	793	—	—	793
Discontinued operations	(38,594)	(27,426)	(11,168)	—	(38,594)
Minority interest in Aimco Operating Partnership’s share of adjustments	(15,762)	(14,607)	(1,155)	—	(15,762)
Preferred stock dividends	(43,439)	—	—	(43,439)	(43,439)
Redemption related preferred stock issuance costs	(1,123)	—	—	(1,123)	(1,123)
Dividends/distributions on dilutive preferred securities	104	—	—	104	104

FFO Attributable to Common Stockholders — Diluted	122,302	153,814	21,918	(53,430)	122,302

Capital Replacements	(42,356)	(39,587)	(2,769)	—	(42,356)
Impairment losses related to unconsolidated real estate partnerships	531	—	531	—	531
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	2,187	633	1,554	—	2,187
Redemption related preferred stock issuance costs	1,123	—	—	1,123	1,123
Minority interest in Aimco Operating Partnership’s share of adjustments	3,973	4,018	71	(116)	3,973
Dividends/distributions on non-dilutive preferred securities	(104)	—	—	(104)	(104)

AFFO Attributable to Common Stockholders — Diluted	87,656	118,878	21,305	(52,527)	87,656

Interest expense	169,134	138,006	13,728	17,400	169,134
Discontinued operations	1,960	1,682	278	—	1,960
Gain on dispositions of non-depreciable assets	(793)	(793)	—	—	(793)
Preferred stock dividends	43,439	—	—	43,439	43,439
Depreciation and amortization related to non-real estate assets	8,315	8,315	—	—	8,315
Minority interest in Aimco Operating Partnership	(2,065)	6,799	12,229	(21,093)	(2,065)
Minority interest in Aimco Operating Partnership’s share of adjustments	11,789	10,589	1,084	116	11,789

FCF	$319,435	$283,476	$48,624	$(12,665)	$319,435

FCF Breakdown:
Real estate	321,994
Property management	8,845
Activity and asset management	9,785
Interest income	15,270
Recovery of (provision for) losses on notes receivable, net	1,558
General and administrative expenses	(42,574)
Other (expenses) income, net	4,557

Total FCF	$319,435

Reconciliation of Net Income to FFO, AFFO and FCF:	For the Six Months Ended June 30, 2005
	FFO	AFFO	FCF
Net income	$29,598	$29,598	$29,598
Total interest expense after minority partners’ share	—	—	169,134
Preferred stock dividends	(43,439)	(43,439)	—
Redemption related preferred stock issuance costs	(1,123)	—	—
Proportionate share of depreciation and amortization	200,643	200,643	200,643
Depreciation and amortization related to non-real estate assets	(8,315)	(8,315)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(4,773)	(4,773)	(4,773)
Gain on dispositions of non-depreciable assets	793	793	—
Impairment losses related to unconsolidated real estate partnerships	—	531	531
Discontinued operations:
Income from discontinued operations, net	—	—	(34,447)
Depreciation of rental property, net of minority partners’ interest	900	900	—
Gain on dispositions of real estate, net of minority partners’ interest	(37,051)	(37,051)	—
Impairment losses on real estate assets sold or held for sale, net of minority partners’ interest	—	2,187	—
Recovery of deficit distributions to minority partners	(3,662)	(3,662)	—
Income tax arising from disposals	1,219	1,219	—
Deficit distributions to minority partners	3,170	3,170	3,170
Capital Replacements	—	(42,356)	(42,356)
Dividends/distributions on dilutive preferred securities	104	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(15,762)	(11,789)	—
Minority interest in Aimco Operating Partnership	—	—	(2,065)

Total	$122,302	$87,656	$319,435

Supplemental Schedule 3
Business Component Proportionate Balance Sheet Presentation
As of June 30, 2005
(in thousands)
(unaudited)

	Consolidated	Total						Total
	GAAP	Proportionate		Proportionate				Proportionate
	Balance Sheet	Share of	Minority	Consolidated				Consolidated
	as of	Unconsolidated	Partners'	Balance		Aimco		Balance
	June 30, 2005	Partnerships [a]	Interest [b]	Sheet [c]	Conventional	Capital	Corporate	Sheet [c]
ASSETS
Buildings and improvements	$8,976,192	$412,361	$(1,180,238)	$8,208,315	$7,539,842	$668,473	$—	$8,208,315
Land	2,365,560	62,216	(115,765)	2,312,011	2,197,325	114,686	—	2,312,011
Accumulated depreciation	(2,193,372)	(97,282)	592,750	(1,697,904)	(1,545,552)	(152,352)	—	(1,697,904)

TOTAL REAL ESTATE	9,148,380	377,295	(703,253)	8,822,422	8,191,615	630,807	—	8,822,422
Cash and cash equivalents	148,779	9,543	(38,747)	119,575	74,075	45,500	—	119,575
Restricted cash	277,303	33,438	(42,361)	268,380	184,768	83,612	—	268,380
Accounts receivable	88,716	2,619	—	91,335	64,599	26,736	—	91,335
Accounts receivable from affiliates	44,984	—	—	44,984	15,385	29,599	—	44,984
Deferred financing costs	68,716	—	—	68,716	61,048	7,668	—	68,716
Notes receivable from unconsolidated real estate partnerships	168,918	—	—	168,918	110,468	58,450	—	168,918
Notes receivable from non-affiliates	27,083	—	—	27,083	18,285	8,798	—	27,083
Investment in unconsolidated real estate partnerships	157,521	(106,945)	—	50,576	45,210	5,366	—	50,576
Other assets	263,026[d]	25,420	—	288,446	240,918	47,528	—	288,446
Assets held for sale	27,940	—	—	27,940	21,315	6,625	—	27,940

TOTAL ASSETS	$10,421,366	$341,370	$(784,361)	$9,978,375	$9,027,686	$950,689	$—	$9,978,375

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured tax-exempt bond financing	$1,107,067	$25,621	$(62,554)	$1,070,134	$1,045,815	$24,319	$—	$1,070,134
Secured notes payable	4,718,177	254,751	(682,178)	4,290,750	3,809,608	481,142	—	4,290,750
Term loans	400,000	—	—	400,000	—	—	400,000	400,000
Credit facility	274,600	—	—	274,600	—	—	274,600	274,600

TOTAL INDEBTEDNESS	6,499,844	280,372	(744,732)	6,035,484	4,855,423	505,461	674,600	6,035,484
Accounts payable	46,666	60,998	—	107,664	82,611	25,053	—	107,664
Accrued liabilities and other	400,333	—	—	400,333	335,636	64,697	—	400,333
Deferred income	53,535	—	—	53,535	47,177	6,358	—	53,535
Security deposits	40,254	—	—	40,254	36,570	3,684	—	40,254
Deferred income taxes payable	14,312	—	—	14,312	14,312	—	—	14,312
Liabilities related to assets held for sale	32,871	—	—	32,871	26,274	6,597	—	32,871

TOTAL LIABILITIES	7,087,815	341,370	(744,732)	6,684,453	5,398,003	611,850	674,600	6,684,453

Minority interest in consolidated real estate partnerships	213,518	—	(39,629)	173,889	206,165	(32,276)	—	173,889
Minority interest in Aimco Operating Partnership	250,747	—	—	250,747	—	—	250,747	250,747

NET OPERATING ASSETS		$—	$—	$2,869,286	$3,423,518	$371,115	$(925,347)	$2,869,286

STOCKHOLDERS’ EQUITY
Class A Common Stock	954
Additional paid-in capital	3,090,545
Perpetual preferred stock	860,250
Convertible preferred stock	150,000
Distributions in excess of earnings	(1,175,579)
Unearned restricted stock	(28,276)
Notes due on common stock purchases	(28,608)

TOTAL STOCKHOLDERS’ EQUITY	2,869,286

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,421,366

[a]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[b]	Total of minority partners’ share of selected balance sheet data. Additionally, minority partners’ share of notes receivable is $94.4 million.

[c]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of June 30, 2005, plus Aimco’s proportionate share of selected unconsolidated and less minority partners’ share of selected balance sheet data.

[d]	Other assets includes $88.1 million related to goodwill and $15.9 million related to investment in management contracts.

Supplemental Schedule 4
Share Data
As of June 30, 2005
(in thousands)
(unaudited)

				Shares/Units	Current Quarter		Current Quarter		Current Quarter
				Outstanding	Weighted Average		Weighted Average		Weighted Average
	Redemption			At June 30,	Outstanding Shares		Outstanding Shares		Outstanding Shares
	Date(1)	Coupon	Amount	2005	(EPS)		(FFO)		(AFFO)
Class A Common Stock				95,377	93,807	(2)	93,807	(2)	93,807	(2)
Common stock equivalents				—	—		529		529
Common Partnership Units and equivalents				10,680	—		—		—

Total				106,057	93,807		94,336		94,336

Perpetual Preferred Stock (3):
Class G	7/15/2008	9.375%	$101,250	4,050	—		—		—
Class Q	3/19/2006	10.10%	63,250	2,530	—		—		—
Class R	7/20/2006	10.00%	173,500	6,940	—		—		—
Class T	7/31/2008	8.00%	150,000	6,000	—		—		—
Class U	3/24/2009	7.75%	200,000	8,000	—		—		—
Class V	9/29/2009	8.00%	86,250	3,450	—		—		—
Class Y	12/21/2009	7.875%	86,250	3,450

Total perpetual preferred stock			$860,500	34,420	—		—		—

Convertible Preferred Stock:
Class W (4)	9/30/2007	8.10%	100,000	1,905	—		—		—
Class X (4)	3/31/2006	8.50%	50,000	2,000	—		—		—

Total convertible preferred stock			$150,000	3,905	—		—		—

Preferred Partnership Units (5)		8.05%	$90,514	3,309	—		110		—

Total preferred securities			$1,101,014	41,634	—		110		—

Total common, common equivalents and dilutive securities					93,807		94,446		94,336

(1)	The redemption date is the date the securities are first eligible for redemption by Aimco.

(2)	Includes a deduction of 1,508 for non-recourse shares and unvested restricted stock.

(3)	Preferred stock amounts are shown gross of any eliminations necessary for the GAAP Consolidated Balance Sheet.

(4)	Conversion ratio for Class W is 1.0 and for Class X is 0.4762.

(5)	Coupon is based on a weighted average.

Supplemental Schedule 5
Selected Debt Structure and Maturity Data
As of June 30, 2005
(dollars in thousands)
(unaudited)
I. Debt Balances and Data

		Proportionate			Weighted	Weighted
		Share of	Minority	Total Aimco	Average	Average
Debt	Consolidated	Unconsolidated	Interest	Share	Maturity	Rate

Property Debt:

Conventional Portfolio:
Fixed rate secured notes payable	$3,718,506	$106,548	$(522,716)	$3,302,338	11.9	6.91%
Floating rate secured notes payable	562,214	5,375	(60,319)	507,270	3.0	4.44%

Total secured notes payable:	4,280,720	111,923	(583,035)	3,809,608	10.7	6.58%
Fixed rate tax-exempt bonds	333,563	—	(14,254)	319,309	17.7	6.02%
Floating rate tax-exempt bonds	728,729	3,041	(5,264)	726,506	12.1	3.18%

Total tax-exempt bonds:	1,062,292	3,041	(19,518)	1,045,815	13.8	4.05%

Total Property Debt on Conventional Portfolio	5,343,012	114,964	(602,553)	4,855,423	11.4	6.04%

Affordable Portfolio:
Fixed rate secured notes payable	428,682	134,495	(99,143)	464,034	18.4	5.84%
Floating rate secured notes payable	8,775	8,333	—	17,108	3.7	3.88%

Total secured notes payable:	437,457	142,828	(99,143)	481,142	17.8	5.77%
Fixed rate tax-exempt bonds	44,775	21,101	(43,036)	22,840	25.7	4.11%
Floating rate tax-exempt bonds	—	1,479	—	1,479	9.2	5.80%

Total tax-exempt bonds:	44,775	22,580	(43,036)	24,319	24.7	4.21%

Total Property Debt on Affordable Portfolio	482,232	165,408	(142,179)	505,461	18.2	5.70%

Total Property Debt (1)	$5,825,244	$280,372	$(744,732)	$5,360,884	12.0	6.01%

Corporate Debt:

Term Loan (2)	$400,000	$—	$—	$400,000	—	5.20%
Credit Facility	274,600	—	—	274,600	—	5.28%

Total Corporate Debt	$674,600	$—	$—	$674,600	—	5.23%

Total Debt	$6,499,844	$280,372	$(744,732)	$6,035,484	—	5.92%

(1)	The total consolidated property debt shown above excludes $31.4 million of consolidated property debt, with a weighted average interest rate of 7.3%, classified as liabilities related to assets held for sale on Aimco’s consolidated balance sheet.

(2)	On June 16, 2005, Aimco borrowed an additional $100 million which bears interest at LIBOR plus 1.75% (25 basis points lower than the original $300 million).

II. Debt Maturities

Consolidated Property Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

Q3 2005	$33,309	$18,903	$52,212	0.9%	3.24%
Q4 2005	33,741	76,639	110,380	1.9%	6.16%
Q1 2006	34,287	72,767	107,054	1.8%	7.73%
Q2 2006	34,377	67,098	101,475	1.7%	7.63%
Q3 2006	34,726	63,011	97,737	1.7%	8.11%
Q4 2006	34,888	285,735	320,623	5.5%	5.05%
Q1 2007	35,302	21,603	56,905	1.0%	6.62%
2007 (Q2 - Q4)	108,722	267,338	376,060	6.5%	4.41%
2008	149,617	359,514	509,131	8.7%	5.23%
2009	155,940	123,946	279,886	4.8%	4.37%
Thereafter			3,813,781	65.5%

Total Property Debt:			$5,825,244	100.0%

Corporate Debt				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

2007	$—	$274,600	$274,600	40.7%	5.28%
2009	—	400,000	400,000	59.3%	5.20%

Total Corporate Debt:	$—	$674,600	$674,600	100.0%	5.23%

Supplemental Schedule 5 (Continued)
Selected Debt Structure and Maturity Data
As of June 30, 2005
(in millions)
(unaudited)
III. Loan Closings

SECOND QUARTER LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate

Refinancings:
Fixed Rate	$21.5	$46.0	$16.3	$31.6	$15.1	8.14%	5.96%
Floating Rate	35.4	66.3	26.4	56.0	29.2	8.55%	4.34%
Affordable, Mark-to-Market and Other	7.9	11.8	0.5	0.9	—	10.04%	6.23%

Totals	$64.8	$124.1	$43.2	$88.5	$44.3	8.59%	5.12%

YEAR-TO-DATE LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Mortgage Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate

Refinancings:
Fixed Rate	$26.1	$122.9	$20.9	$108.4	$86.4	8.03%	5.01%
Floating Rate	44.4	84.1	34.9	73.0	37.0	8.25%	4.17%
Affordable, Mark-to-Market and Other	20.5	45.4	4.0	10.3	6.2	9.07%	5.10%
Loans Relating to Acquisitions:
Fixed Rate	—	17.8	—	17.8	17.5	—	5.00%
Floating Rate	—	112.5	—	112.5	111.6	—	3.00%

Totals	$91.0	$382.7	$59.8	$322.0	$258.7	8.37%	4.24%

(1)	Aimco net proceeds is after transaction costs and any release of escrow funds.
IV. Capitalization

	At		At		At
	December 31,	Percent	March 31,	Percent	June 30,	Percent
	2004	of Total	2005	of Total	2005	of Total

Corporate debt	$369	4%	$576	6%	$675	6%
Property debt (Aimco’s share)	5,104	49%	5,299	50%	5,361	48%
Mandatorily redeemable securities	15	0%	—	—	—	—

Total Debt	5,488		5,875		6,036
Less: Cash and restricted cash	(337)	-3%	(364)	-3%	(388)	-3%

Net Debt	5,151	50%	5,511	53%	5,648	51%
Preferred equity	1,132	11%	1,101	10%	1,101	10%
Common equity at market (1)	4,074	39%	3,943	37%	4,340	39%

Total Capitalization	$10,357	100%	$10,555	100%	$11,089	100%

(1)	Common equity at market at June 30, 2005 was calculated using 106.057 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $40.92 per share/unit on June 30, 2005.
V. Ratings on Senior Unsecured Shelf

Moody’s Investor Service	Ba1 (stable outlook — upgraded August 1, 2005)
Standard and Poors	BB+ (negative outlook)
Fitch	BBB– (negative outlook)

Supplemental Schedule 6(a)

Same Store Sales
Second Quarter 2005 versus Second Quarter 2004
(unaudited) (in thousands, except site and unit data)

													Change Three Months Ended June 30, 2005
					Three Months Ended				Three Months Ended				From June 30, 2004
					June 30, 2005				June 30, 2004				Revenue		Expenses		NOI
	Sites	Units		Owner%	REV	EXP	NOI	Occ %	REV	EXP	NOI	Occ %	Amt	%	Amt	%	Amt	%

Northeast
Baltimore	11	2,711		92%	7,264	2,790	4,474		6,809	2,571	4,238		455	6.7%	219	8.5%	236	5.6%
New England	14	5,384		100%	18,114	6,749	11,365		16,936	6,330	10,606		1,178	7.0%	419	6.6%	759	7.2%
Philadelphia	11	5,193		87%	14,282	5,607	8,675		13,811	5,218	8,593		471	3.4%	389	7.5%	82	1.0%
Washington	24	10,318		90%	28,129	10,368	17,761		26,857	9,702	17,155		1,272	4.7%	666	6.9%	606	3.5%

	60	23,606		92%	67,789	25,514	42,275	94.5%	64,413	23,821	40,592	91.6%	3,376	5.2%	1,693	7.1%	1,683	4.1%
Southeast
Atlanta	21	5,933		86%	9,533	5,567	3,966		9,084	4,926	4,158		449	4.9%	641	13.0%	(192)	-4.6%
Savannah-Augusta	5	1,004		87%	1,672	749	923		1,574	638	936		98	6.2%	111	17.4%	(13)	-1.4%
Charlotte-Gastonia	6	1,398		90%	1,989	1,237	752		1,935	1,040	895		54	2.8%	197	18.9%	(143)	-16.0%
Columbia-Charleston	9	2,118		74%	2,883	1,498	1,385		2,774	1,348	1,426		109	3.9%	150	11.1%	(41)	-2.9%
Nashville	8	2,492		74%	3,791	1,685	2,106		3,616	1,445	2,171		175	4.8%	240	16.6%	(65)	-3.0%
Norfolk	12	3,565		82%	7,377	2,702	4,675		7,069	2,445	4,624		308	4.4%	257	10.5%	51	1.1%
Raleigh-Durham-Chapel Hill	8	2,430		74%	2,995	1,632	1,363		2,806	1,491	1,315		189	6.7%	141	9.5%	48	3.7%
Richmond-Petersburg	5	1,208		80%	2,149	838	1,311		2,166	759	1,407		(17)	-0.8%	79	10.4%	(96)	-6.8%
Southeast Other	22	4,792		80%	6,333	3,175	3,158		5,760	3,173	2,587		573	9.9%	2	0.1%	571	22.1%

	96	24,940		81%	38,722	19,083	19,639	89.7%	36,784	17,265	19,519	87.7%	1,938	5.3%	1,818	10.5%	120	0.6%
Florida
Jacksonville	5	1,340		85%	2,367	912	1,455		2,163	902	1,261		204	9.4%	10	1.1%	194	15.4%
Miami-Fort Lauderdale	8	2,397		78%	5,279	1,953	3,326		4,673	2,135	2,538		606	13.0%	(182)	-8.5%	788	31.0%
Orlando-Daytona	24	6,076		91%	12,062	5,091	6,971		10,367	5,056	5,311		1,695	16.3%	35	0.7%	1,660	31.3%
Tampa-St. Petersburg	20	5,370		72%	8,098	3,506	4,592		7,177	3,279	3,898		921	12.8%	227	6.9%	694	17.8%
West Palm Beach-Boca	5	1,505		100%	3,914	1,527	2,387		3,423	1,547	1,876		491	14.3%	(20)	-1.3%	511	27.2%

	62	16,688		83%	31,720	12,989	18,731	96.1%	27,803	12,919	14,884	90.8%	3,917	14.1%	70	0.5%	3,847	25.8%
Midwest
Chicago	22	6,320		83%	14,674	6,371	8,303		14,032	6,400	7,632		642	4.6%	(29)	-0.5%	671	8.8%
Cincinnati-Dayton	19	3,734		72%	5,254	2,667	2,587		4,829	2,304	2,525		425	8.8%	363	15.8%	62	2.5%
Columbus	9	2,012		71%	2,273	1,461	812		2,421	1,069	1,352		(148)	-6.1%	392	36.7%	(540)	-39.9%
Detroit-Ann Arbor	6	1,665		62%	2,029	1,063	966		2,109	927	1,182		(80)	-3.8%	136	14.7%	(216)	-18.3%
Grand Rapids-Lansing	13	4,734		65%	5,410	3,161	2,249		5,353	2,870	2,483		57	1.1%	291	10.1%	(234)	-9.4%
Indianapolis-Fort Wayne	36	12,479		90%	17,852	9,950	7,902		16,965	8,654	8,311		887	5.2%	1,296	15.0%	(409)	-4.9%
Minneapolis-St Paul	5	1,430		82%	3,154	1,606	1,548		3,207	1,537	1,670		(53)	-1.7%	69	4.5%	(122)	-7.3%
Midwest Other	13	2,891		60%	3,163	1,502	1,661		3,060	1,371	1,689		103	3.4%	131	9.6%	(28)	-1.7%

	123	35,265		78%	53,809	27,781	26,028	89.5%	51,976	25,132	26,844	85.8%	1,833	3.5%	2,649	10.5%	(816)	-3.0%
Texas
Austin-San Marcos	10	2,217		93%	3,754	1,934	1,820		3,334	1,852	1,482		420	12.6%	82	4.4%	338	22.8%
Dallas-Fort Worth	23	6,007		78%	7,740	4,081	3,659		7,043	4,259	2,784		697	9.9%	(178)	-4.2%	875	31.4%
Houston-Galveston	36	9,570		68%	10,379	5,897	4,482		10,022	5,677	4,345		357	3.6%	220	3.9%	137	3.2%
San Antonio	11	2,647		94%	3,940	1,975	1,965		3,780	1,950	1,830		160	4.2%	25	1.3%	135	7.4%
Texas Other	7	1,499		74%	1,770	845	925		1,570	818	752		200	12.7%	27	3.3%	173	23.0%

	87	21,940		76%	27,583	14,732	12,851	86.5%	25,749	14,556	11,193	80.8%	1,834	7.1%	176	1.2%	1,658	14.8%
West
Denver	22	4,813		84%	8,182	3,844	4,338		8,033	3,756	4,277		149	1.9%	88	2.3%	61	1.4%
Phoenix-Mesa	25	6,907		92%	10,989	5,431	5,558		9,371	5,050	4,321		1,618	17.3%	381	7.5%	1,237	28.6%
Salt Lake City-Ogden	4	1,511		86%	2,178	968	1,210		2,051	891	1,160		127	6.2%	77	8.6%	50	4.3%
Seattle	4	468		59%	645	316	329		607	305	302		38	6.3%	11	3.6%	27	8.9%
West Other	9	2,381		84%	3,416	1,573	1,843		3,116	1,489	1,627		300	9.6%	84	5.6%	216	13.3%

	64	16,080		87%	25,410	12,132	13,278	89.5%	23,178	11,491	11,687	84.0%	2,232	9.6%	641	5.6%	1,591	13.6%
California
Bay Area & Sacramento	6	1,533		45%	1,991	862	1,129		1,856	764	1,092		135	7.3%	98	12.8%	37	3.4%
Los Angeles-Long Beach-Ventura	12	2,429		87%	9,738	2,998	6,740		9,198	2,919	6,279		540	5.9%	79	2.7%	461	7.3%
Orange County-Riverside	8	1,755		83%	5,350	1,657	3,693		4,936	1,710	3,226		414	8.4%	(53)	-3.1%	467	14.5%
San Diego	7	2,237		94%	6,802	2,131	4,671		6,370	1,832	4,538		432	6.8%	299	16.3%	133	2.9%
	33	7,954		80%	23,881	7,648	16,233	94.9%	22,360	7,225	15,135	90.8%	1,521	6.8%	423	5.9%	1,098	7.3%

SAME STORE SALES TOTALS	525	146,473	(2)	82%	268,914	119,879	149,035	90.9%	252,263	112,409	139,854	87.0%	16,651	6.6%	7,470	6.6%	9,181	6.6%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					116,652	61,274	55,378		90,606	50,106	40,500

Total Rental and other property revenues and property operating expense per GAAP Income Statement					385,566	181,153	204,413		342,869	162,515	180,354

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Sales effective units were approximately 120,330 at June 30, 2005.

Supplemental Schedule 6(b)

Same Store Sales
Second Quarter 2005 versus First Quarter 2005
(unaudited) (in thousands, except site and unit data)

													Change Three Months Ended June 30, 2005
					Three Months Ended				Three Months Ended				From March 31, 2005
					June 30, 2005				March 31, 2005				Revenue		Expenses		NOI
	Sites	Units		Owner%	REV	EXP	NOI	Occ %	REV	EXP	NOI	Occ %	Amt	%	Amt	%	Amt	%

Northeast
Baltimore	11	2,711		92%	7,264	2,790	4,474		7,068	3,034	4,034		196	2.8%	(244)	-8.0%	440	10.9%
New England	14	5,384		100%	18,114	6,749	11,365		17,226	6,924	10,302		888	5.2%	(175)	-2.5%	1,063	10.3%
Philadelphia	11	5,193		87%	14,282	5,607	8,675		13,839	5,868	7,971		443	3.2%	(261)	-4.4%	704	8.8%
Washington	24	10,318		90%	28,129	10,368	17,761		27,438	10,749	16,689		691	2.5%	(381)	-3.5%	1,072	6.4%

	60	23,606		92%	67,789	25,514	42,275	94.5%	65,571	26,575	38,996	92.7%	2,218	3.4%	(1,061)	-4.0%	3,279	8.4%
Southeast
Atlanta	21	5,933		86%	9,533	5,567	3,966		9,324	4,880	4,444		209	2.2%	687	14.1%	(478)	-10.8%
Savannah-Augusta	5	1,004		87%	1,672	749	923		1,580	638	942		92	5.8%	111	17.4%	(19)	-2.0%
Charlotte-Gastonia	6	1,398		90%	1,989	1,237	752		1,926	1,016	910		63	3.3%	221	21.8%	(158)	-17.4%
Columbia-Charleston	9	2,118		74%	2,883	1,498	1,385		2,797	1,345	1,452		86	3.1%	153	11.4%	(67)	-4.6%
Nashville	8	2,492		74%	3,791	1,685	2,106		3,738	1,528	2,210		53	1.4%	157	10.3%	(104)	-4.7%
Norfolk	12	3,565		82%	7,377	2,702	4,675		7,054	2,522	4,532		323	4.6%	180	7.1%	143	3.2%
Raleigh-Durham-Chapel Hill	8	2,430		74%	2,995	1,632	1,363		3,040	1,502	1,538		(45)	-1.5%	130	8.7%	(175)	-11.4%
Richmond-Petersburg	5	1,208		80%	2,149	838	1,311		2,075	769	1,306		74	3.6%	69	9.0%	5	0.4%
Southeast Other	22	4,792		80%	6,333	3,175	3,158		6,316	3,105	3,211		17	0.3%	70	2.3%	(53)	-1.7%

	96	24,940		81%	38,722	19,083	19,639	89.7%	37,850	17,305	20,545	89.2%	872	2.3%	1,778	10.3%	(906)	-4.4%
Florida
Jacksonville	5	1,340		85%	2,367	912	1,455		2,314	925	1,389		53	2.3%	(13)	-1.4%	66	4.8%
Miami-Fort Lauderdale	8	2,397		78%	5,279	1,953	3,326		5,142	1,981	3,161		137	2.7%	(28)	-1.4%	165	5.2%
Orlando-Daytona	24	6,076		91%	12,062	5,091	6,971		11,777	5,095	6,682		285	2.4%	(4)	-0.1%	289	4.3%
Tampa-St. Petersburg	20	5,370		72%	8,098	3,506	4,592		7,904	3,510	4,394		194	2.5%	(4)	-0.1%	198	4.5%
West Palm Beach-Boca	5	1,505		100%	3,914	1,527	2,387		3,910	1,632	2,278		4	0.1%	(105)	-6.4%	109	4.8%

	62	16,688		83%	31,720	12,989	18,731	96.1%	31,047	13,143	17,904	96.0%	673	2.2%	(154)	-1.2%	827	4.6%
Midwest
Chicago	22	6,320		83%	14,674	6,371	8,303		14,453	6,620	7,833		221	1.5%	(249)	-3.8%	470	6.0%
Cincinnati-Dayton	19	3,734		72%	5,254	2,667	2,587		5,148	2,280	2,868		106	2.1%	387	17.0%	(281)	-9.8%
Columbus	9	2,012		71%	2,273	1,461	812		2,239	1,108	1,131		34	1.5%	353	31.9%	(319)	-28.2%
Detroit-Ann Arbor	6	1,665		62%	2,029	1,063	966		1,924	1,128	796		105	5.5%	(65)	-5.8%	170	21.4%
Grand Rapids-Lansing	13	4,734		65%	5,410	3,161	2,249		5,446	2,891	2,555		(36)	-0.7%	270	9.3%	(306)	-12.0%
Indianapolis-Fort Wayne	36	12,479		90%	17,852	9,950	7,902		17,373	8,909	8,464		479	2.8%	1,041	11.7%	(562)	-6.6%
Minneapolis-St Paul	5	1,430		82%	3,154	1,606	1,548		3,312	1,663	1,649		(158)	-4.8%	(57)	-3.4%	(101)	-6.1%
Midwest Other	13	2,891		59%	3,163	1,502	1,661		3,145	1,385	1,760		18	0.6%	117	8.4%	(99)	-5.6%

	123	35,265		78%	53,809	27,781	26,028	89.5%	53,040	25,984	27,056	87.7%	769	1.4%	1,797	6.9%	(1,028)	-3.8%
Texas
Austin-San Marcos	10	2,217		93%	3,754	1,934	1,820		3,694	1,934	1,760		60	1.6%	0	0.0%	60	3.4%
Dallas-Fort Worth	23	6,007		78%	7,740	4,081	3,659		7,695	4,324	3,371		45	0.6%	(243)	-5.6%	288	8.5%
Houston-Galveston	36	9,570		68%	10,379	5,897	4,482		10,489	6,172	4,317		(110)	-1.0%	(275)	-4.5%	165	3.8%
San Antonio	11	2,647		94%	3,940	1,975	1,965		3,923	1,935	1,988		17	0.4%	40	2.1%	(23)	-1.2%
Texas Other	7	1,499		74%	1,770	845	925		1,763	851	912		7	0.4%	(6)	-0.7%	13	1.4%

	87	21,940		76%	27,583	14,732	12,851	86.5%	27,564	15,216	12,348	87.3%	19	0.1%	(484)	-3.2%	503	4.1%
West
Denver	22	4,813		87%	8,182	3,844	4,338		8,177	3,699	4,478		5	0.1%	145	3.9%	(140)	-3.1%
Phoenix-Mesa	25	6,907		92%	10,989	5,431	5,558		10,699	5,264	5,435		290	2.7%	167	3.2%	123	2.3%
Salt Lake City-Ogden	4	1,511		86%	2,178	968	1,210		2,194	930	1,264		(16)	-0.7%	38	4.1%	(54)	-4.3%
Seattle	4	468		59%	645	316	329		631	314	317		14	2.2%	2	0.6%	12	3.8%
West Other	9	2,381		84%	3,416	1,573	1,843		3,337	1,557	1,780		79	2.4%	16	1.0%	63	3.5%

	64	16,080		87%	25,410	12,132	13,278	89.5%	25,038	11,764	13,274	89.3%	372	1.5%	368	3.1%	4	0.0%
California
Bay Area & Sacramento	6	1,533		45%	1,991	862	1,129		2,003	820	1,183		(12)	-0.6%	42	5.1%	(54)	-4.6%
Los Angeles-Long Beach-Ventura	12	2,429		87%	9,738	2,998	6,740		9,630	2,854	6,776		108	1.1%	144	5.0%	(36)	-0.5%
Orange County-Riverside	8	1,755		83%	5,350	1,657	3,693		5,270	1,677	3,593		80	1.5%	(20)	-1.2%	100	2.8%
San Diego	7	2,237		94%	6,802	2,131	4,671		6,685	2,097	4,588		117	1.8%	34	1.6%	83	1.8%

	33	7,954		80%	23,881	7,648	16,233	94.9%	23,588	7,448	16,140	94.5%	293	1.2%	200	2.7%	93	0.6%

SAME STORE SALES TOTALS	525	146,473	(2)	82%	268,914	119,879	149,035	90.9%	263,698	117,435	146,263	90.2%	5,216	2.0%	2,444	2.1%	2,772	1.9%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					116,652	61,274	55,378		108,594	63,581	45,013

Total Rental and other property revenues and property operating expense per GAAP Income Statement					385,566	181,153	204,413		372,292	181,016	191,276

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Sales effective units were approximately 120,330 at June 30, 2005.

Supplemental Schedule 6(c)

Same Store Sales
Six Months Ended 2005 versus Six Months Ended 2004
(unaudited) (in thousands, except site and unit data)

											Change Six Months Ended June 30, 2005
					Six Months Ended			Six Months Ended			From June 30, 2004
					June 30, 2005			June 30, 2004			Revenue		Expenses		NOI
	Sites	Units		Owner%	REV	EXP	NOI	REV	EXP	NOI	Amt	%	Amt	%	Amt	%
Northeast
Baltimore	11	2,711		92%	14,332	5,824	8,508	13,623	5,472	8,151	709	5.2%	352	6.4%	357	4.4%
New England	14	5,384		100%	35,339	13,673	21,666	33,720	12,561	21,159	1,619	4.8%	1,112	8.9%	507	2.4%
Philadelphia	11	5,193		87%	28,121	11,475	16,646	27,617	10,842	16,775	504	1.8%	633	5.8%	(129)	-0.8%
Washington	24	10,318		90%	55,568	21,118	34,450	53,014	19,525	33,489	2,554	4.8%	1,593	8.2%	961	2.9%

	60	23,606		92%	133,360	52,090	81,270	127,974	48,400	79,574	5,386	4.2%	3,690	7.6%	1,696	2.1%
Southeast
Atlanta	21	5,933		86%	18,857	10,446	8,411	18,034	10,088	7,946	823	4.6%	358	3.5%	465	5.9%
Savannah-Augusta	5	1,004		87%	3,252	1,387	1,865	3,104	1,235	1,869	148	4.8%	152	12.3%	(4)	-0.2%
Charlotte-Gastonia	6	1,398		90%	3,915	2,253	1,662	3,868	2,133	1,735	47	1.2%	120	5.6%	(73)	-4.2%
Columbia-Charleston	9	2,118		74%	5,680	2,843	2,837	5,552	2,591	2,961	128	2.3%	252	9.7%	(124)	-4.2%
Nashville	8	2,492		74%	7,529	3,213	4,316	7,251	2,830	4,421	278	3.8%	383	13.5%	(105)	-2.4%
Norfolk	12	3,565		82%	14,431	5,224	9,207	14,026	4,710	9,316	405	2.9%	514	10.9%	(109)	-1.2%
Raleigh-Durham-Chapel Hill	8	2,430		74%	6,034	3,134	2,900	5,644	2,752	2,892	390	6.9%	382	13.9%	8	0.3%
Richmond-Petersburg	5	1,208		80%	4,224	1,607	2,617	4,277	1,493	2,784	(53)	-1.2%	114	7.6%	(167)	-6.0%
Southeast Other	22	4,792		80%	12,649	6,280	6,369	11,649	6,050	5,599	1,000	8.6%	230	3.8%	770	13.8%

	96	24,940		81%	76,571	36,387	40,184	73,405	33,882	39,523	3,166	4.3%	2,505	7.4%	661	1.7%
Florida
Jacksonville	5	1,340		85%	4,680	1,837	2,843	4,366	1,773	2,593	314	7.2%	64	3.6%	250	9.6%
Miami-Fort Lauderdale	8	2,397		78%	10,420	3,934	6,486	9,278	4,024	5,254	1,142	12.3%	(90)	-2.2%	1,232	23.4%
Orlando-Daytona	24	6,076		91%	23,840	10,186	13,654	20,760	9,844	10,916	3,080	14.8%	342	3.5%	2,738	25.1%
Tampa-St. Petersburg	20	5,370		72%	16,003	7,016	8,987	14,242	6,427	7,815	1,761	12.4%	589	9.2%	1,172	15.0%
West Palm Beach-Boca	5	1,505		100%	7,824	3,158	4,666	6,956	2,903	4,053	868	12.5%	255	8.8%	613	15.1%

	62	16,688		83%	62,767	26,131	36,636	55,602	24,971	30,631	7,165	12.9%	1,160	4.6%	6,005	19.6%
Midwest
Chicago	22	6,320		83%	29,128	12,991	16,137	28,283	12,796	15,487	845	3.0%	195	1.5%	650	4.2%
Cincinnati-Dayton	19	3,734		72%	10,402	4,947	5,455	9,763	4,532	5,231	639	6.5%	415	9.2%	224	4.3%
Columbus	9	2,012		71%	4,513	2,569	1,944	4,918	2,124	2,794	(405)	-8.2%	445	21.0%	(850)	-30.4%
Detroit-Ann Arbor	6	1,665		62%	3,954	2,190	1,764	4,262	1,916	2,346	(308)	-7.2%	274	14.3%	(582)	-24.8%
Grand Rapids-Lansing	13	4,734		65%	10,856	6,052	4,804	10,673	5,653	5,020	183	1.7%	399	7.1%	(216)	-4.3%
Indianapolis-Fort Wayne	36	12,479		90%	35,225	18,859	16,366	34,484	16,808	17,676	741	2.1%	2,051	12.2%	(1,310)	-7.4%
Minneapolis-St Paul	5	1,430		82%	6,466	3,268	3,198	6,564	3,324	3,240	(98)	-1.5%	(56)	-1.7%	(42)	-1.3%
Midwest Other	13	2,891		60%	6,308	2,887	3,421	6,107	3,144	2,963	201	3.3%	(257)	-8.2%	458	15.5%

	123	35,265		78%	106,852	53,763	53,089	105,054	50,297	54,757	1,798	1.7%	3,466	6.9%	(1,668)	-3.0%
Texas
Austin-San Marcos	10	2,217		93%	7,449	3,869	3,580	6,874	3,757	3,117	575	8.4%	112	3.0%	463	14.9%
Dallas-Fort Worth	23	6,007		78%	15,434	8,405	7,029	14,287	8,184	6,103	1,147	8.0%	221	2.7%	926	15.2%
Houston-Galveston	36	9,570		68%	20,868	12,069	8,799	20,320	11,105	9,215	548	2.7%	964	8.7%	(416)	-4.5%
San Antonio	11	2,647		94%	7,863	3,910	3,953	7,645	3,773	3,872	218	2.9%	137	3.6%	81	2.1%
Texas Other	7	1,499		74%	3,532	1,696	1,836	3,205	1,568	1,637	327	10.2%	128	8.2%	199	12.2%

	87	21,940		76%	55,146	29,949	25,197	52,331	28,387	23,944	2,815	5.4%	1,562	5.5%	1,253	5.2%
West
Denver	22	4,813		84%	16,359	7,543	8,816	15,894	7,394	8,500	465	2.9%	149	2.0%	316	3.7%
Phoenix-Mesa	25	6,907		92%	21,688	10,695	10,993	18,959	10,006	8,953	2,729	14.4%	689	6.9%	2,040	22.8%
Salt Lake City-Ogden	4	1,511		86%	4,371	1,898	2,473	4,121	1,700	2,421	250	6.1%	198	11.6%	52	2.1%
Seattle	4	468		59%	1,275	630	645	1,199	603	596	76	6.3%	27	4.5%	49	8.2%
West Other	9	2,381		84%	6,753	3,130	3,623	6,177	2,895	3,282	576	9.3%	235	8.1%	341	10.4%

	64	16,080		87%	50,446	23,896	26,550	46,350	22,598	23,752	4,096	8.8%	1,298	5.7%	2,798	11.8%
California
Bay Area & Sacramento	6	1,533		45%	3,994	1,682	2,312	3,774	1,575	2,199	220	5.8%	107	6.8%	113	5.1%
Los Angeles-Long Beach-Ventura	12	2,429		87%	19,368	5,851	13,517	18,367	5,949	12,418	1,001	5.4%	(98)	-1.6%	1,099	8.9%
Orange County-Riverside	8	1,755		83%	10,620	3,335	7,285	9,757	3,496	6,261	863	8.8%	(161)	-4.6%	1,024	16.4%
San Diego	7	2,237		94%	13,487	4,228	9,259	12,473	3,681	8,792	1,014	8.1%	547	14.9%	467	5.3%

	33	7,954		80%	47,469	15,096	32,373	44,371	14,701	29,670	3,098	7.0%	395	2.7%	2,703	9.1%

SAME STORE SALES TOTALS	525	146,473	(2)	82%	532,611	237,312	295,299	505,087	223,236	281,851	27,524	5.4%	14,076	6.3%	13,448	4.8%

Reconciliation to Total Rental and other property revenues and property operating expense per GAAP Income Statement (1)					225,247	124,857	100,390	173,585	97,995	75,590

Total Rental and other property revenues and property operating expense per GAAP Income Statement					757,858	362,169	395,689	678,672	321,231	357,441

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Sales effective units were approximately 120,330 at June 30, 2005.

Supplemental Schedule 7
Selected Portfolio Performance Data
(unaudited)
PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL

Rent, average second quarter 2005	$816	$585	$745
Occupancy, average second quarter 2005	92.1%	88.5%	90.9%
Total # of Properties	334	191	525
Total # of Units	100,245	46,228	146,473
Proportionate Owned Units	81,572	38,757	120,330

2nd Quarter 2005 vs 2nd Quarter 2004

Revenue	6.1%	8.2%	6.6%
Expenses	6.0%	8.3%	6.6%
NOI	6.2%	8.1%	6.6%

Sequential, 2nd Quarter 2005 vs 1st Quarter 2005

Revenue	2.0%	1.9%	2.0%
Expenses	0.7%	5.6%	2.1%
NOI	2.9%	-2.0%	1.9%

YTD June 2005 vs. YTD June 2004

Revenue	5.0%	6.9%	5.4%
Expenses	6.2%	6.5%	6.3%
NOI	4.1%	7.3%	4.8%

TOTAL CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

	Quarter Ended June 30, 2005			Quarter Ended June 30, 2004
	TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
% of Total Conventional NOI	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Top 20 Markets
1 Washington, D.C.	10.1%	0.9%	11.0%	11.0%	0.9%	11.9%
2 Los Angeles-Long Beach-Ventura	7.2%	0.0%	7.2%	9.4%	0.0%	9.4%
3 New England	6.8%	0.0%	6.8%	6.5%	0.0%	6.5%
4 Philadelphia	6.8%	0.0%	6.8%	5.8%	0.0%	5.8%
5 Miami-Fort Lauderdale	5.4%	0.0%	5.4%	3.0%	0.0%	3.0%
6 Chicago	4.7%	0.2%	4.9%	4.4%	0.3%	4.7%
7 Indianapolis-Fort Wayne	3.2%	1.6%	4.8%	3.9%	1.4%	5.3%
8 Orlando-Daytona	3.4%	0.6%	4.0%	1.3%	1.8%	3.1%
9 Phoenix-Mesa	1.8%	1.7%	3.5%	1.7%	1.3%	3.0%
10 San Diego	2.7%	0.0%	2.7%	2.8%	0.0%	2.8%
11 Norfolk	2.4%	0.3%	2.7%	2.2%	0.3%	2.5%
12 Tampa-St. Petersburg	2.2%	0.4%	2.6%	1.6%	0.9%	2.5%
13 Houston-Galveston	1.8%	0.8%	2.6%	2.1%	0.6%	2.7%
14 Denver-Front Range	2.4%	0.2%	2.6%	2.5%	0.2%	2.7%
15 Baltimore	2.5%	0.1%	2.6%	2.2%	0.4%	2.6%
16 Atlanta	1.6%	0.8%	2.4%	1.8%	0.8%	2.6%
17 Orange County-Riverside	2.2%	0.0%	2.2%	2.1%	0.0%	2.1%
18 Dallas-Fort Worth	1.1%	1.1%	2.2%	0.9%	0.8%	1.7%
19 New York	1.8%	0.0%	1.8%	0.0%	0.0%	0.0%
20 Cincinnati-Dayton	0.8%	0.9%	1.7%	0.8%	0.8%	1.6%

Subtotal Top 20 Markets	70.9%	9.6%	80.5%	66.0%	10.5%	76.5%
All Other Markets (50)	9.0%	10.5%	19.5%	12.1%	11.4%	23.5%

Total Conventional NOI	79.9%	20.1%	100.0%	78.1%	21.9%	100.0%

Rent, average second quarter	$836	$584	$760	$824	$569	$742
Occupancy, average second quarter	90.5%	88.4%	89.9%	88.1%	82.2%	86.1%
Total # of Properties	383	207	590	376	240	616
Total # of Units	115,478	49,285	164,763	115,249	57,386	172,635
Proportionate Owned Units	93,630	40,962	134,592	90,605	46,275	136,880

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
SECOND QUARTER 2005 PROPERTY SALES ACTIVITY

	Number	Number	Gross		Property	Net Sales	Aimco Gross	Aimco Net	Average
	of	of	Proceeds	FCF (1)	Debt	Proceeds (2)	Proceeds	Proceeds	Rent
	Properties	Units	($mm)	Yield	($mm)	($mm)	($mm)	($mm)	($/unit)

Conventional Non-Core	7	1,540	$90	5.3%	$34	$50	$66	$36	$680

Affordable	8	1,192	46	6.6%	16	26	37	23	625

Total Dispositions	15	2,732	$136	5.7%	$50	$76	$103	$59	$656

YEAR-TO-DATE 2005 PROPERTY SALES ACTIVITY

	Number	Number	Gross		Property	Net Sales	Aimco Gross	Aimco Net	Average
	of	of	Proceeds	FCF (1)	Debt	Proceeds (2)	Proceeds	Proceeds	Rent
	Properties	Units	($mm)	Yield	($mm)	($mm)	($mm)	($mm)	($/unit)

Conventional Non-Core	8	1,692	$95	5.1%	$35	$53	$71	$39	$670

Affordable	21	2,347	94	6.4%	44	41	56	32	647

Total Dispositions (3)(4)	29	4,039	$189	5.8%	$79	$94	$127	$71	$657

(1)	Free Cash Flow (FCF) includes a $525 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price

(2)	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs

(3)	Sales activity provided in the table above does not include sales of certain general partner interests that generated net proceeds to Aimco of $1.4 million to date in 2005

(4)	Sales activity provided in the table above does not include certain affiliate sales associated with tax credit transactions that generated net proceeds to Aimco of $1.5 million to date in 2005
SECOND QUARTER 2005 PROPERTY ACQUISITION ACTIVITY

		Number	Number	Gross	Property	Average
	Ownership	of	of	Purchase	Debt	Rent
	Percent	Properties	Units	Price ($mm)	($mm)	($/unit)

Conventional	100%	1	266	$54	$39	$1,885

Total Acquisitions(1)		1	266	$54	$39	$1,885

YEAR-TO-DATE 2005 PROPERTY ACQUISITION ACTIVITY

		Number	Number	Gross	Property	Average
	Ownership	of	of	Purchase	Debt	Rent
	Percent	Properties	Units	Price ($mm)	($mm)	($/unit)

Conventional	100%	6	1,012	$281	$169	$2,532

Total Acquisitions (1)(2)		6	1,012	$281	$169	$2,532

(1)	Second quarter and year-to-date acquisition activity does not include Chestnut Hall, a 315-unit property acquired through Aimco’s joint venture with CalSTRS and under a confidential partnership agreement with the University of PA

(2)	Properties acquired are located in New York City (4 properties), Los Angeles, CA and Edgewater, NJ.

Supplemental Schedule 9
Capital Expenditures
For the Six Months Ended June 30, 2005
(in thousands, except per unit)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the six months ended June 30, 2005 (per unit is based on approximately 153,300 units which represent effective units (excluding non-managed units) weighted for the period):

Capital Replacements Detail:	Actual Amount	Per Unit
Building Interiors	$6,615	$43
Includes: Hot water heaters, kitchen/bath

Building Exteriors	8,036	52
Includes: Roofs, exterior painting, electrical, plumbing

Landscaping and Grounds	4,130	27
Includes: Parking lot improvements, pool improvements

Turnover Related	17,015	111
Includes: Carpet, vinyl, tile, appliance and fixture replacements

Capitalized site payroll and indirect costs	6,560	43

Total Aimco’s share of Capital Replacements	$42,356	$276

Capital Replacements:
Conventional	39,587
Affordable	2,769

Total Aimco’s share of Capital Replacements	$42,356

Capital Improvements:
Conventional	45,814
Affordable	9,220

Total Aimco’s share of Capital Improvements	$55,034

Casualties:
Conventional	12,674
Affordable	717

Total Aimco’s share of Casualties	$13,391

Redevelopment (see Schedule 10 for further project details):
Conventional	50,841
Affordable	1,560

Total Aimco’s share of Redevelopment	$52,401

Total Aimco’s share of Capital Expenditures	$163,182

Plus minority partners’ share of consolidated spending	44,282
Less Aimco’s share of unconsolidated spending	(6,063)

Total Spending per Consolidated Statement of Cash Flows	$201,401

Supplemental Schedule 10
Summary of 2005 Redevelopment Activity
As of June 30, 2005
(in millions, except unit data)
(values are not adjusted for Aimco’s ownership unless indicated)
(unaudited)

				Cost in Millions					Redevelopment Timeline				Number of Units
				Total		Year to	Year to
				Expected	Inception to	Date	Date	Expected
				Spend at	Date Spend	Spend at	Spend at	NOI		Construction	Construction			Leased	Out of
Property	City, State	Ownership %	Number of Units	100%	at 100%	100%	AIV%	Yield	Acquisition	Start	Complete	Stabilization	Completed	(1)	Service
Redevelopment — Major Project Detail

Flamingo South Beach	Miami Beach, FL	99.1%	1,688	$285.7	$285.7	$5.1	$4.1	5%	Q3 1997	Q3 1997	Q1 2004	Q3 2005	1,688	1,509	—
Belmont Place	Marietta, GA	63.0%	326	30.3	30.3	9.4	5.9	9%	Q2 1998	Q4 2003	Q3 2005	Q4 2006	326	171	—

		Subtotal	2,014	$316.0	$316.0	$14.5	$10.0						2,014	1,680	—

Redevelopment — Other Projects

Conventional		27 properties	13,157	$177.1	$55.7	$30.6	$24.7
Affordable		15 properties	2,596	103.0	69.8	18.8	1.5
Other Redevelopment			—	—	—	19.6	16.2

		Subtotal	15,753	$280.1	$125.5	$69.0	$42.4

		Total	17,767	$596.1	$441.5	$83.5	$52.4

(1)	Leased units include pre-leased.

Supplemental Schedule 11
Apartment Unit Summary
As of June 30, 2005
(unaudited)

			Aimco’s	Aimco’s
	Total	Total	Effective	Average
	# Properties	# Units	# Units	Ownership %
Conventional Real Estate Portfolio:

Wholly-owned Consolidated Core Properties	214	63,126	63,126	100%
Partially-owned Consolidated Core Properties	141	45,739	28,205	62%
Partially-owned Unconsolidated Core Properties	28	6,613	2,299	35%

Sub-total Core Properties	383	115,478	93,630	81%

Wholly-owned Consolidated Non-Core Properties	126	31,230	31,230	100%
Partially-owned Consolidated Non-Core Properties	54	12,679	7,949	63%
Partially-owned Unconsolidated Non-Core Properties	27	5,376	1,783	33%

Sub-total Non-Core Properties	207	49,285	40,962	83%

Total	590	164,763	134,592	82%

Aimco Capital Real Estate Portfolio:
Wholly-owned Consolidated Properties	77	9,891	9,891	100%
Partially-owned Consolidated Properties	61	7,466	3,316	44%
Partially-owned Unconsolidated Properties	248	28,810	5,243	18%

Total	386	46,167	18,450	40%

Total Owned Real Estate Portfolio:

Wholly-owned Consolidated Properties	417	104,247	104,247	100%
Partially-owned Consolidated Properties	256	65,884	39,470	60%
Partially-owned Unconsolidated Properties	303	40,799	9,325	23%

Total	976	210,930	153,042	73%

Management Contracts:
Property Managed for Third Parties	64	6,160
Asset-Managed for Third Parties	31	4,843
Asset-Managed (indirect ownership)	402	37,821

Total	497	48,824

Total Portfolio	1,473	259,754

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Consolidated properties owned less than one year as of the beginning of the most recent quarter.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule I for AFFO data reconciled to net income as determined in accordance with GAAP.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending. CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Schedule 9 for further detail. CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF is net operating income from real estate minus CR spending. FCF also includes cash flows generated from the investment management business, interest income, general and administrative expenses, provision for or recovery of losses on notes receivable and other expenses (income), net incurred by Aimco. FCF measures profitability of operations and is prior to the cost of capital. Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts.
Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)
OTHER PROPERTIES: Properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe conventional properties in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. These results measure operating performance without variations caused by investment transactions.
Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.